EXHIBIT 107.1

Calculation of Filing Fee Table

Form 424B5

(Form Type)

Enterprise Products Partners L.P.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Units of Enterprise Products Partners L.P.	Rule 457(o)			$2,538,500,000(1)	0.0001102	$279,742.70(1)(2)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts				N/A	N/A		$279,742.70

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$296,086.95

	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A	N/A	N/A	N/A		N/A

Fee Offset Sources	N/A	N/A	N/A		N/A						N/A

Rule 457(p)

Fee Offset Claims	Enterprise Products Partners L.P.	S-3	333-250007	November 10, 2020		$296,086.95 (2)

Fee Offset Sources	Enterprise Products Partners L.P.	424(b)(5)	333-250007		December 16, 2020						$296,086.95 (2)

(1)

Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rules 456(b) and 457(r) of the Securities Act.

(2)

$2,538,500,000 in aggregate offering amount of common units was previously registered under the prospectus supplement filed by Enterprise Products Partners L.P. on December 16, 2020 and the registration statement on Form S-3 (File No. 333-250007) filed by Enterprise Products Partners L.P. on November 10, 2020, of which $2,538,500,000 in aggregate offering amount has not been sold. Pursuant to Rules 415(a)(6) and 457(p) under the Securities Act of 1933, as amended, the registration fee due hereunder is offset by the amount of filing fees of $296,086.95, which will continue to be applied to such unsold common units (the “Unsold Securities”). The registrant has terminated the offering that included the Unsold Securities associated with the claimed offset under the prior registration statement, and in accordance with Rule 415(a)(6), the offering of Unsold Securities on the earlier registration statement will be deemed terminated as of the date of effectiveness of this registration statement.